EXHIBIT 10.3

FORM OF AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (this “Amendment”) is made as of May __, 2014, by and among Armada Oil, Inc., a Nevada corporation (the “Company”), and the buyer(s) set forth on the signature pages affixed to the Securities Purchase Agreement (collectively, the “Purchasers”), and amends certain provisions of that certain Securities Purchase Agreement, dated as of March 29, 2013 (hereinafter referred to as the “Purchase Agreement”).  Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, the Purchasers have purchased Notes under the Purchase Agreement with an original maturity date of May 30, 2014 (the “Maturity Date”) and have each, by amendment to the Notes, agreed to extend the Maturity Date to May 30, 2015; and

WHEREAS; as partial consideration for the extension of the Maturity Date, the Company has agreed, by amendment to the Warrants, to reduce the exercise price of the Warrants issued pursuant to Section 2.2(i) of the Purchase Agreement to $0.30 per share;

NOW THEREFORE, in consideration of the premises and the agreements herein contained and intending to be legally bound hereby, the parties hereto, hereby further agree as follows

1. Additional Warrant.  The Company shall issue to each of the Purchasers additional Series D Common Stock Purchase Warrants (the “Additional Warrants”) to purchase up to a number of shares of Common Stock equal to 100% of the quotient of each of the Purchasers’ Subscription Amount divided by $1.00, with an exercise price equal to $0.30 per share, subject to adjustment as provided therein.  Each of the Additional Warrants shall be exercisable for a period of five years from the date hereof.

2. Affirmation.  Except to the extent modified hereby, the Purchase Agreement remains in full force and effect.

3. Counterparts.  This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and all of which shall together be deemed to be a single instrument enforceable against the parties.  The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.  Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Amendment No. 1 to the Securities Purchase Agreement as of the date first above written.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number

By:
Name: Title:	State of Organization

Date	Address

ARMADA OIL, INC.

By:
Name: Randy M. Griffin Title: Chief Executive Officer